UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices) (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2010, UTStarcom, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that it had entered into a Common Stock Purchase Agreement with Beijing E-town International Investment and Development Co., Ltd., and a Common Stock Purchase Agreement with Ram Max Group Limited through Elite Noble Limited and Shah Capital Management through Shah Capital Opportunity Fund LP, pursuant to which the Company will issue and sell common stock in a private placement transaction (the “Placement”).

In connection with the Placement, Mr. Ying (Jack) Lu, age 47, and the Company entered into an offer letter, dated February 1, 2010 (the “Offer Letter”), which provides, among other things, that Mr. Lu would be appointed as the Company’s Chief Executive Officer effective the later of June 30, 2010 or three months following the closing of the Placement.  Pursuant to the Offer Letter, Mr. Lu would serve as the Company’s Senior Vice President and Chief Operating Officer from the closing of the Placement until he becomes the Company’s Chief Executive Officer.  A copy of the Offer Letter was filed as Exhibit 10.4 to the Company’s Form 8-K filed on February 4, 2010.

On February 22, 2010, the Company and Mr. Lu entered into an amendment to the Offer Letter (the “Side Letter”), which amended certain terms of the Offer Letter, as follows:

•                  changing the commencement date of Mr. Lu’s service as the Company’s Senior Vice President and Chief Operating Officer to March 1, 2010 (the “New Start Date”), which is prior to the closing of the Placement;

•                  changing the payment date of Mr. Lu’s signing bonus and grant of a restricted stock award, in each case, to correspond to the New Start Date; and

•                  providing that if for any reason the Placement is not consummated, Mr. Lu will continue to serve as the Company’s Senior Vice President and Chief Operating Officer, and the board of directors of the Company may appoint Mr. Lu as the Company’s Chief Executive Officer at its discretion, with employment terms to be mutually agreed upon between Mr. Lu and the Company’s board of directors.

From August 2008 until joining the Company, Mr. Lu worked as an entrepreneur seeking to establish a renminbi denominated investment fund to invest in high technology companies in southwest China. From July 2007 to July 2008, Mr. Lu served as Global Co-Chief Operating Officer and General Manager of China Operations for Source Photonics, Inc., an optoelectronics components company. From September 2001 until June 2007, he served in a number of senior management positions, including most recently as President and Chief Executive Officer from January 2007 to June 2007 and Chief Operating Officer from June 2006 to December 2006, with Fiberxon Inc., an optical telecom components company, which was acquired by MRV Communications Inc., a communications equipment and services company, in July 2007. From 2000 until 2001, Mr. Lu served as Director of Business Strategy Development for US Business Networks Inc. (MeetChina.com), a business-to-business portal provider. From 1988 to 1998, Mr. Lu served in a number of management positions with China National Technical Import and Export Corporation, an import/export, manufacturing and consulting firm.  Mr. Lu received a B.S. in Electrical Engineering from Huazhong University of Science and Technology in China and holds an M.B.A. from the University of Southern California

The foregoing description of the terms and conditions of Mr. Lu’s Offer Letter and the Side Letter do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and the Side Letter.  The Side Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 1, 2010, the Company issued a press release announcing the appointment of Mr. Lu to Chief Operating Officer effective immediately. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Offer Letter dated February 22, 2010 from UTStarcom, Inc. to Jack Lu
99.1	Press Release dated March 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: March 1, 2010	By:	/s/ Peter Blackmore
	Name:	Peter Blackmore
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Offer Letter dated February 22, 2010 from UTStarcom, Inc. to Jack Lu
99.1	Press Release dated March 1, 2010